                                                                     Exhibit 7.4


                              METHANEX CORPORATION

                                    AS ISSUER
                                    ---------


                                       AND


                              THE BANK OF NEW YORK

                                   AS TRUSTEE
                                  ------------




                          FOURTH SUPPLEMENTAL INDENTURE

                           DATED AS OF AUGUST -, 2005

                                       To

  Indenture dated as of July 20, 1995, between Methanex Corporation, as Issuer, and The Bank of New York (formerly United States Trust Company of New York), as Trustee, providing for the issue of Debt Securities

                          FOURTH SUPPLEMENTAL INDENTURE

         THIS FOURTH SUPPLEMENTAL INDENTURE (this "Fourth Supplemental Indenture") is made as of the - day of August, 2005, between Methanex Corporation (the "Company") and The Bank of New York (formerly United States Trust Company of New York), as trustee (the "Trustee").

         WHEREAS, by a trust indenture made as of July 20, 1995, between the Company and the Trustee provision was made for the issue of securities of the Company in one or more series (the "Original Indenture");

         WHEREAS, the Original Indenture was supplemented by the First Supplemental Indenture, dated June 18, 2002, the Second Supplemental Indenture, dated June 19, 2002, the Third Supplemental Indenture, dated December 9, 2003, (as so supplemented, the "Indenture"), in all cases between the Company and the Trustee;

         WHEREAS under and in accordance with the terms of the Indenture, there have heretofore been issued three series of securities;

         WHEREAS the Indenture provides that the aggregate principal amount of securities which may be issued thereunder is unlimited but securities may be issued only upon and subject to the conditions and limitations set forth therein;

         WHEREAS the Company desires and may from time to time desire to issue Debt Securities having the attributes and characteristics hereinafter set forth;

         WHEREAS the Company is not in default under the Indenture;


         WHEREAS all necessary acts and proceedings have been done and taken and all necessary resolutions passed to authorize the execution and delivery of this Fourth Supplemental Indenture and to make the same legal and valid and binding upon the Company; and

         WHEREAS the foregoing recitals are made as representations and statements of fact by the Company and not by the Trustee;

         WHEREAS the Company is permitted to enter into this Fourth Supplemental Indenture pursuant to Section 9.01(j) of the Indenture with the intent that the provisions of this Fourth Supplemental Indenture will apply only to the Debt Securities (as defined herein);

         NOW, THEREFORE, in consideration of the foregoing and notwithstanding any provision of the Indenture which, absent this Fourth Supplemental Indenture, might operate to limit such action, the Company and the Trustee agree as follows for the equal and ratable benefit of the Holders of the Debt Securities:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01   DEFINITIONS.

         For all purposes of this Fourth Supplemental Indenture, except as otherwise expressly provided or unless the subject matter or context otherwise requires:

                  "Debt Securities" has the meaning set forth in the Indenture, except that it shall not include the 7.75% Notes Due 2005 or the 8.75% Notes due 2012;

                  "Trust Indenture" means the Indenture as supplemented by this Fourth Supplemental Indenture and any other indenture, deed or instrument supplemental or ancillary thereto; and
other terms and expressions used herein shall have the same meanings as corresponding expressions defined in the Trust Indenture.

                  SECTION 1.02   SCHEDULES.

         The following Schedule forms part of this Fourth Supplemental
Indenture:

         Schedule I - Form of Debt Security

                  SECTION 1.03   TO BE READ WITH INDENTURE.

         This Fourth Supplemental Indenture is a supplemental indenture within the meaning of the Indenture and, the Indenture and this Fourth Supplemental Indenture shall be read together and shall have effect, so far as practicable, as though all the provisions of the Indenture and this Fourth Supplemental Indenture were contained in one instrument.

                                   ARTICLE II

                                  SERIES NOTES

                  SECTION 2.01   AMENDMENTS TO CHANGE OF CONTROL COVENANT.

         Section 2.02 of the Second Supplemental Indenture, dated as of June 19, 2002, between the Company and the Trustee, which supplements the Original Indenture, shall not apply to Debt Securities of any series, if at any time on or after the date hereof, the Debt Securities have, or at any time had, an Investment Grade Rating.

         For purposes of this Section 2.01, the term "INVESTMENT GRADE RATING" shall mean, with respect to the Debt Securities, a concurrent rating of (i) BBB-or higher by S&P's current Rating Categories (or its equivalent under any successor's Rating Categories) and (ii) Baa3 or higher by Moody's current Rating Categories (or its equivalent under any successor's Rating Categories).

                  SECTION 2.02   DEFINITION OF UNRESTRICTED SUBSIDIARY.

         The definition of "Unrestricted Subsidiary" in Section 1.01 of the Original Indenture, as it applies to the Debt Securities, is hereby deleted and replaced with the following:

         "Unrestricted Subsidiary" means, as it applies to the Debt Securities,
         (1) any Subsidiary of the Company that shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (2) each Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (other than a Restricted Subsidiary which owns, legally or beneficially, all or a material portion of or interest in any of the facilities located at Puntas Arenas in Chile (including Chile I, Chile II, Chile III and Chile IV), Waitara and Motunui in New Zealand (including D I, D II, D III and D IV) and Point Lisas in Trinidad (and owned as of the date of this Fourth Supplemental Indenture by Methanex Trinidad Unlimited)) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that, immediately after giving effect to such designation no Default shall have occurred and be continuing. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                  SECTION 2.03   FORM OF NOTE.

         Upon execution of this Fourth Supplemental Indenture, Section 5 of the form of Note set forth in Exhibit A to the Indenture shall be deleted and replaced with the following:

                  5.   OPTIONAL REDEMPTION.

         The Debt Securities will be redeemable as a whole or in part, at the Company's option at any time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Debt Securities being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus - basis points, plus in each case accrued interest thereon to the date of redemption.

                  "Comparable Treasury Issue" means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Debt Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Debt Securities.

                  "Comparable Treasury Price" means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

                  "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

                  "Reference Treasury Dealer" means each of - and - plus three others or their affiliates which are primary U.S. Government securities dealers appointed by the Trustee after consultation with the Company and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in The City of New York (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer, if one is available.

                  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such redemption date.

                  "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

         The Form of Debt Security, as amended, is attached hereto as
Schedule I.

                                  ARTICLE III

                                  MISCELLANEOUS

                  SECTION 3.01   EFFECTIVENESS.

         This Fourth Supplemental Indenture shall become effective upon its execution and delivery by the Company and the Trustee. Upon the execution and delivery of this Fourth Supplemental Indenture by the Company and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Fourth Supplemental Indenture shall form a part of the Indenture, for all purposes, and the rights of every Holder of Debt Securities shall hereafter be determined, exercised and enforced subject in all respects to the terms of this Fourth Supplemental Indenture, and all the terms and conditions of the Indenture as amended or supplemented by this Fourth Supplemental Indenture for any and all purposes.

                  SECTION 3.02   INDENTURE REMAINS IN FULL FORCE AND EFFECT.

         Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

                  SECTION 3.03 INDENTURE AND FOURTH SUPPLEMENTAL INDENTURE CONSTRUED TOGETHER.

         This Fourth Supplemental Indenture is an indenture supplemental to the Indenture, and the Indenture and this Fourth Supplemental Indenture shall henceforth be read and construed together.

                  SECTION 3.04   CONFIRMATION AND PRESERVATION OF INDENTURE.

         The Indenture as supplemented by this Fourth Supplemental Indenture is in all respects confirmed and preserved.

                  SECTION 3.05   CONFLICT WITH TRUST INDENTURE ACT.

         If any provision of this Fourth Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), that is required under the Trust Indenture Act to be part of and govern any provision of this Fourth Supplemental Indenture, the provision of the Trust Indenture Act shall control. If any provision of this Fourth Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to the Trust Indenture as so modified or to be excluded by this Fourth Supplemental Indenture, as the case may be.

                  SECTION 3.06   SEVERABILITY.

         In case any provision in this Fourth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 3.07   HEADINGS.

         The Article and Section headings of this Fourth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Fourth Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                  SECTION 3.08   BENEFITS OF SUPPLEMENTAL INDENTURE, ETC.

         Nothing in this Fourth Supplemental Indenture or the Debt Securities, express or implied, shall give to any person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Debt Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Fourth Supplemental Indenture or the Debt Securities.

                  SECTION 3.09   SUCCESSORS.

         All agreements of the Company in this Fourth Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Fourth Supplemental Indenture shall bind its successors.

                  SECTION 3.10   TRUSTEE NOT RESPONSIBLE FOR RECITALS.

         The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee shall not be liable or responsible for the validity or sufficiency of this Fourth Supplemental Indenture or the due authorization of this Fourth Supplemental Indenture by the Company.

                  SECTION 3.11   CERTAIN DUTIES AND RESPONSIBILITIES OF THE
                                 TRUSTEE.

         In entering into this Fourth Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct of, affecting the liability of or affording protection to, the Trustee, whether or not elsewhere herein so provided.

                  SECTION 3.12   GOVERNING LAW.

         THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS FOURTH SUPPLEMENTAL INDENTURE WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

                  SECTION 3.13   ACCEPTANCE OF TRUSTS

         The Trustee hereby accepts the trusts in this Fourth Supplemental Indenture declared and provided for and agrees to perform the same upon the terms and conditions and subject to the provisions set forth in the Indenture as supplemented by this Fourth Supplemental Indenture.

                  SECTION 3.14   COUNTERPART ORIGINALS.

         The parties may sign any number of copies of this Fourth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, all as of the date and year first above written.

                                       METHANEX CORPORATION,
                                       as Issuer

                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                       THE BANK OF NEW YORK,
                                       as Trustee

                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                      SCHEDULE I

                          [FORM OF FACE DEBT SECURITY]
                         [GLOBAL DEBT SECURITIES LEGEND]

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

Number [-]                                                      US$ [-]

                             -% Debt Security Due -

                  METHANEX CORPORATION, a Canadian corporation, promises to pay to [-] or registered assigns, the principal sum of [-] Dollars on [-], [-].

                                                                CUSIP [-]

                                                                 SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS

                  Interest Payment Dates: [-] And [-]

                  Record Dates: [-] and [-]

                  Additional provisions of this Debt Security are set forth on the other side of this Debt Security.

Dated:


                                       METHANEX CORPORATION

                                       By

                                       -----------------------------------------
                                            Corporate Secretary

                                       -----------------------------------------
                                            Senior Vice President Finance

TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

THE BANK OF NEW YORK

     as Trustee, certifies                                   [Seal]
     that this is one of the
     Debt Securities referred
     to in the Indenture.


By:
   -----------------------------------------
         Authorized Signatory

                     [FORM OF REVERSE SIDE OF DEBT SECURITY]

                              METHANEX CORPORATION

                          [-]% DEBT SECURITY DUE 20[-]


1.       Interest.

                  Methanex Corporation, a Canadian corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Debt Security at the rate per annum shown above. The Company will pay interest semiannually on [-] and [-] of each year. Interest on the Debt Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from -, -. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Debt Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.       Method of Payment.

                  The Company will pay interest on the Debt Securities (except defaulted interest) to the persons who are registered holders of Debt Securities at the close of business on the [-] or [-] next preceding the interest payment date even if Debt Securities are cancelled after the record date and on or before such interest payment date. Holders must surrender Debt Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Debt Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the account of The Depository Trust Company as specified by The Depository Trust Company. The Company will make all payments of interest in respect of the definitive Debt Securities, by mailing a check to the registered address of each Holder thereof.

3.       Paying Agent and Registrar.

                  Initially, The Bank of New York, a New York corporation authorized to do a banking business ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated wholly owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.       Indenture.

                  The Company issued the Debt Securities under an Indenture dated as of July 20, 1995 ("Original Indenture"), as supplemented by a First Supplemental Indenture, dated June 18, 2002, a Second Supplemental Indenture, dated June 19, 2002 ("Second Supplemental Indenture"), a Third Supplemental Indenture, dated December 9, 2003 ("Third Supplemental Indenture") and a Fourth Supplemental Indenture dated August -, 2005 ("Fourth Supplemental Indenture", together with the Original Indenture, Second Supplemental Indenture and Third Supplemental Indenture, the "Indenture"), between the Company and the Trustee. The terms of the Debt Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Debt Securities are subject to all such terms, and Debt Securityholders are referred to the Indenture and the Act for a statement of those terms.

                  The Debt Securities are general unsecured obligations of the Company unlimited in amount (subject to Section 2.07 of the Indenture). The Indenture imposes certain limitations on the creation of Liens by the Company and the Subsidiaries, sale and leaseback transactions, transactions with respect to Unrestricted

Subsidiaries, and the ability of the Company or a Restricted Subsidiary that is Guarantor to merge with or into another entity. The limitations are subject to a number of important qualifications and exceptions.

5.       Optional Redemption.

                  The Debt Securities will be redeemable as a whole or in part, at our option at any time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Debt Securities and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus basis points, plus in each case accrued interest thereon to the date of redemption.

                  "Comparable Treasury Issue" means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Debt Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Debt Securities.

                  "Comparable Treasury Price" means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

                  "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

                  "Reference Treasury Dealer" means each of - and - plus three others or their affiliates which are primary U.S. Government securities dealers appointed by the Trustee after consultation with the Company and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in The City of New York (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer, if one is available.

                  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such redemption date.

                  "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

6.       Special Tax Redemption.

                  If, as a result of any change in, or amendment to, the laws (including any regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein), or any change in, or amendment to, any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced or becomes effective on or after [-], [-] the Company has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Debt Securities, any Additional Amounts in accordance with Section 4.07 of the Indenture, then the Company may, at its option, redeem the Debt Securities, as a whole but not in part, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest (if any) to the redemption date; provided that the Company shall have determined, in its business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to the Company, not including substitution of the obligor under the Debt Securities.

7.       Notice of Redemption.

                  Notice of redemption will be mailed not less than 30 days but not more than 60 days before the redemption date to each Holder of Debt Securities to be redeemed at his registered address. Debt Securities in denominations larger than U.S.$1,000 may be redeemed in part but only in whole multiples of U.S.$1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest (if any) on all Debt Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Debt Securities (or such portions thereof) called for redemption.

8.       Denominations; Transfer; Exchange.

                  The Debt Securities are in registered form without coupons in denominations of U.S.$1,000 and whole multiples of U.S.$1,000. A Holder may transfer or exchange Debt Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Debt Securities selected for redemption (except, in the case of a Debt Security to be redeemed in part, the portion of the Debt Security not to be redeemed) or any Debt Securities for a period of 15 days before a selection of Debt Securities to be redeemed or 15 days before an interest payment date.

9.       Persons Deemed Owners.

                  The registered holder of this Debt Security may be treated as the owner of it for all purposes.

10.      Unclaimed Money.

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

11.      Defeasance.

                  Subject to certain conditions, the Company at any time may terminate some or all of its and each Guarantor's obligations under the Debt Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Debt Securities to redemption or maturity, as the case may be.

12.      Amendment, Waiver.

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Debt Securities may be amended with respect to the Debt Securities of a series with the consent of the Holders of a least a majority in principal amount outstanding of the Debt Securities of such series and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Debt Securities of such series. Subject to certain exceptions set forth in the Indenture, without the consent of any Debt Securityholder, the Company and the Trustee may amend the Indenture or the Debt Securities of a series to cure any ambiguity, omission, defect or inconsistency, or to comply with Article X of the Original Indenture, or to add guarantees with respect to the Debt Securities of such series or to secure the Debt Securities of such series, or to add additional covenants or to surrender rights and powers conferred on the Company or the Subsidiaries, or to comply with any requirement of the United States Securities and Exchange Commission in connection with the qualification of the Indenture under the Trust Indenture Act, or to make any change that does not adversely affect the rights of any Holder of Debt Securities of such series in any material respect.

13.      Defaults and Remedies.

                  Under the Indenture, Events of Default with respect to a series of Debt Securities include (i) default for 30 days in payment of interest on the Debt Securities of such series (including any Additional Amounts when due); (ii) default in payment of principal on the Debt Securities of such series at maturity, upon redemption, upon declaration or otherwise, or failure by the Company to redeem or purchase Debt Securities of such series when required pursuant to the Indenture or the Debt Securities of such series; (iii) failure by the Company or a Restricted Subsidiary to comply with other agreements in the Indenture or the Debt Securities of such series, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Debt of the Company or a Restricted Subsidiary if the amount accelerated (or so unpaid) exceeds U.S.$10,000,000; (v) certain events of bankruptcy or insolvency with respect to the Company or a Significant Subsidiary; and (vi) except as otherwise provided in the Indenture, any Guarantee ceasing to be in full force and effect, or being declared by a court of competent jurisdiction or governmental authority to be invalid or unenforceable. If an Event of Default with respect to a series of Debt Securities occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of such series may declare all the Debt Securities of such series to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default that will result in the Debt Securities of a series being due and payable immediately upon the occurrence of such Events of Default.

                  Holders of Debt Securities may not enforce the Indenture or the Debt Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Debt Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Outstanding Debt Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Debt Securities notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

14.      Trustee Dealings with the Company.

                  Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Debt Securities and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.

15.      Guarantees.

                  The Company has covenanted pursuant to the Indenture, subject to certain exceptions, to cause any Restricted Subsidiary that Incurs Indebtedness to execute and deliver to the Trustee a Guarantee Agreement pursuant to which such Restricted Subsidiary will guarantee this Debt Security on the same terms and conditions as those set forth in Exhibit B to the Indenture.

16.      No Recourse Against Others.

                  A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Debt Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Debt Security, each Holder of a Debt Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Debt Securities.

17.      Authentication.

                  This Debt Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Debt Security.

18.      Abbreviations.

                  Customary abbreviations may be used in the name of a Holder of a Debt Security or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

19.      CUSIP Numbers.

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Debt Securities. No representation is made as to the accuracy of such numbers either as printed on the Debt Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.      Governing Law.

                  EACH DEBT SECURITY AND EACH COUPON SHALL BE DEEMED TO BE NEW YORK CONTRACTS, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE (WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS).

                  THE COMPANY WILL FURNISH TO ANY HOLDER OF A DEBT SECURITY UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER OF A DEBT SECURITY A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS DEBT SECURITY IN LARGE TYPE. REQUESTS MAY BE MADE TO:

                  METHANEX CORPORATION
                  1800 WATERFRONT CENTER
                  200 BURRARD STREET
                  VANCOUVER, B.C. V6C 3M1

--------------------------------------------------------------------------------


                                ASSIGNMENT FORM

         To assign this Debt Security, fill in the form below:

         I or we assign and transfer this Debt Security to

                  (Print or type assignee's name, address and zip code)



                  (Insert assignee's soc. sec. or tax I.D. No.)


         and irrevocably appoint                                        agent to
         transfer this Debt Security on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------


Date:                                  Your Signature:
      ------------------------                        --------------------------
                                                      (Sign exactly as your name
                                                      appears on the other side
                                                      of this Debt Security)



Signature Guarantee:
                     -----------------------------------------------------------
                           Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee)

                                    SCHEDULE

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Debt Security purchased by the Company pursuant to Section 2.01 of the Second Supplemental Indenture, check this box: [ ]

                  If you want to elect to have only part of this Debt Security purchased by the Company pursuant to Section 2.01 of the Second Supplemental Indenture, state the amount you elect to have purchased:


                         ------------------------------


Date:
      ---------------------------


                                       Your Signature:
                                                       -------------------------
                                                       (Sign exactly as your
                                                       name appears on the face
                                                       of this Debt Security)

                                       Tax Identification No.:
                                                               -----------------


Signature Guarantee*:
                     --------------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                   [TO BE ATTACHED TO GLOBAL DEBT SECURITIES]

           SCHEDULE OF INCREASES OR DECREASES IN GLOBAL DEBT SECURITY


                 The following increases or decreases in this Global Debt Security have been made:

|---------------------|---------------------|--------------------|----------------------|---------------------|
|                     |                     | Amount of increase | Principal Amount of  |                     |
|                     |  Amount of decrease |    in Principal    |   this Global Debt   |                     |
|                     | in Principal Amount |   Amount of this   |  Security following  |    Signature of     |
|                     | of this Global Debt |     Global Debt    |   such decrease or   |  authorized officer |
|  Date of Exchange   |       Security      |      Security      |       increase       |    of Trustee       |
                                                                                                              |
|---------------------|---------------------|--------------------|----------------------|---------------------|
|                     |                     |                    |                      |                     |
|---------------------| --------------------|--------------------|----------------------|---------------------|
|                     |                     |                    |                      |                     |
|---------------------| --------------------|--------------------|----------------------|---------------------|
|                     |                     |                    |                      |                     |
|---------------------| --------------------|--------------------|----------------------|---------------------|
|                     |                     |                    |                      |                     |
|---------------------| --------------------|--------------------|----------------------|---------------------|
|                     |                     |                    |                      |                     |
|---------------------| --------------------|--------------------|----------------------|---------------------|
|                     |                     |                    |                      |                     |
|---------------------| --------------------|--------------------|----------------------|---------------------|
|                     |                     |                    |                      |                     |
|---------------------| --------------------|--------------------|----------------------|---------------------|
|                     |                     |                    |                      |                     |
|---------------------| --------------------|--------------------|----------------------|---------------------|
|                     |                     |                    |                      |                     |
|---------------------| --------------------|--------------------|----------------------|---------------------|
|                     |                     |                    |                      |                     |
|---------------------| --------------------|--------------------|----------------------|---------------------|
|                     |                     |                    |                      |                     |
|---------------------| --------------------|--------------------|----------------------|---------------------|
